EXHIBIT 10.10

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT COVERING THIS WARRANT AND/OR SUCH SECURITIES, OR THE HOLDER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THE WARRANT AND/OR SUCH SECURITIES SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE OR FOREIGN LAW.

MACROCURE LTD.

WARRANT

To purchase

9,560 Ordinary Shares of MacroCure Ltd.

(the “Company”)

at a per share price and subject to the terms detailed below VOID after 17:00 p.m. Israel Standard Time on the last day of the Warrant Period (as defined below)

THIS IS TO CERTIFY THAT, Mr. Yitzhak (Viatcheslav) Mirilashvili (the “Holder”), is entitled to purchase from the Company, an aggregate of up to 9,560 (as may be adjusted pursuant to the terms hereof) Ordinary Shares of the Company, nominal value NIS 0.01 per share, (the “Warrant Shares”), at an exercise price equal to NIS 0.01 per each such Warrant Share (as may be adjusted hereunder) (the “Exercise Price”), during the Warrant Period (as defined below).

1.	EXERCISE OF WARRANT

1.1.	Warrant Period. This Warrant may be exercised, subject to the terms and conditions hereof, in whole or in part, at one time or from time to time during the period commencing upon July 10, 2014 and shall expire upon the earlier to occur of (i) July 10, 2024; or (ii) the consummation by the Company of an M&A Event (as defined in the Company’s Amended and Restated Articles of Association (the “Articles”)). The above period shall be referred to hereinafter as the “Warrant Period”.

1.2.	Warrant Exercise. This Warrant may be exercised by presentation and surrender thereof to the Company at its principal office or at such other office or agency as it may designate from time to time, accompanied by a duly executed notice of exercise, in the form attached hereto as Schedule 1.2 (the “Exercise Notice”).The Exercise Notice must be accompanied by payment in full of the amount of the aggregate purchase price of the Warrant Shares being purchased in one of the following means of payments, to be determined solely by the Holder: (a) by cash, wire transfer, certified, cashier’s or other check acceptable to the Company, in New Israeli Shekels or, at the election of the Holder, in U.S. Dollars calculated in accordance with the official representative rate of exchange of the U.S. Dollar and New Israeli Shekel, published by the Bank of Israel and last known at the time of actual payment under this Warrant, (b) cancellation of indebtedness of the Company to the Holder, (c) a combination of (a) and (b), or (d) in connection with an M&A Event or an IPO (as defined in the Articles), by way of Net Exercise as described, and upon the terms set forth below. Notwithstanding the aforementioned, this Warrant shall be deemed exercised in full by the Holder, immediately prior to and conditioned upon the closing of an M&A Event, without the need to provide any notice of exercise to the Company in the manner set forth above.

Net Exercise. Without derogating from the aforesaid, in the context of an M&A Event or an IPO, in which the consideration is cash, the Holder, by surrendering this Warrant and the Exercise Notice stating its desire to pay by means of net exercise (a “Net Exercise”), shall effect a Net Exercise, without any payment in cash thereof, under which the Holder may elect to exchange the Warrant for a number of Warrant Shares computed using the following formula:

X	=	Y (A-B)
A

Where:	X =	the number of Warrant Shares to be issued to the Holder.

Y =	the number of Warrant Shares purchasable under the actual exercise of this Warrant (adjusted to the date of such calculation, but excluding those shares already issued under this Warrant), assuming the Net Exercise shall not be effected.

A =	the Fair Market Value (as defined below) of one Warrant Share.

B =	the Exercise Price (as adjusted to the date of such calculation).

For purposes of rule 144 promulgated under the United States Securities Act of 1933, to the extent applicable and subject to applicable law, it is intended, understood and acknowledged that the Warrant Shares issued in a Net Exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Convertible Loan Credit Line Agreement, dated as of the date hereof (the “Loan Agreement”).

“Fair Market Value” of a Warrant Share shall be equal to:

(i)	In the event of an M&A Event in which the consideration is only cash - the price per Warrant Share as determined in such M&A Event.

(ii)	In the event that this Warrant is being exercised in connection with an IPO – the price per share to the public paid in the IPO, with no discount.

1.3.	Issuance of Warrant Shares. Upon presentation and surrender of this Warrant, accompanied by the duly executed Exercise Notice and the payment of the applicable aggregate Exercise Price pursuant to Section 1.2 above, the Company shall promptly (i) issue to the Holder the applicable number of Warrant Shares exercised by the Holder in the Exercise Notice, - (ii) deliver to the Holder a share certificate evidencing such applicable Warrant Shares and (iii) update the Company’s shareholder register and provide a copy of such register to the Holder; (iv) issue within 15 business days to the Israeli Companies Register a report regarding the issuance of the Warrant Shares so exercised; (iv) deliver to the Holder a certificate or certificates for the number of Warrant Shares issued to the Holder.

Upon receipt by the Company of this Warrant and the applicable duly executed Exercise Notice (and the aggregate Exercise Price), together with any other documents and/or approvals that may be required by law, the Holder shall be deemed to be the holder of record of the applicable number of Warrant Shares issuable upon such exercise, notwithstanding that the share transfer books of the Company shall then be closed or that certificates representing such shares shall not then be actually delivered to the Holder.

1.4.	Fractional Shares. No fractions of shares shall be issued in connection with the exercise of this Warrant, and the number of shares issued shall be rounded to the nearest whole number.

1.5.	Additional Documents. The Holder will sign and deliver any and all documents or approvals required by law, to facilitate the issuance of shares upon exercise of this Warrant.

1.6.	Loss or Destruction of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonable expenses reimbursement and satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date.

1.7.	TAXES

The Holder shall bear full responsibility for all tax obligations and consequences relating to the transfer or exercise of this Warrant or sale of the Warrant Shares issuable upon the exercise of this Warrant, which by their nature apply to holders of warrants. In the event that the Company is required under applicable law to withhold any tax as a result of the exercise of this Warrant and/or the issuance of the Ordinary Shares underlying the exercise of the Warrant Shares, the Company will be entitled to withhold such taxes in accordance with applicable law provided however, that if Holder provides the Company with a valid certificate of exemption from tax withholding or a determination applying a reduced withholding tax rate or any other instructions regarding the payment of withholding taxes issued by the Israeli Tax Authority, then such withholding (if any) shall be made only in accordance with the provisions of such certificate. The Company shall issue the Ordinary Shares underlying the exercise of the Warrant Shares upon the exercise of this Warrant and the earlier of (i) receipt of a valid certificate which provides full tax exemption with respect to such issuance of the Ordinary Shares underlying the exercise of the Warrant Shares, or (ii) receipt of an amount in cash representing the amount of tax which the Company is required to withhold upon the issuance of such Ordinary Shares underlying the exercise of the Warrant Shares under the Israeli law.

2.	RESERVATION OF SHARES; PRESERVATION OF RIGHTS OF HOLDER

2.1.	Reservation of Shares. The Company hereby agrees that, at all times prior to the expiration or exercise of this Warrant, it will maintain and reserve, free from pre- emptive or similar rights, such number of authorized but unissued Ordinary Shares so that this Warrant may be exercised without additional authorization of shares.

2.2.	Preservation of Rights. The Company will not, by amendment of its organizational documents or through reorganization, recapitalization, consolidation, merger, dissolution, transfer of assets, issue or sale of securities or any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations, conditions or terms to be observed or performed hereunder, but will at all times in good faith assist in the carrying out of all the provisions hereof and in taking of all such actions and making all such adjustments as may be necessary or appropriate in order to fulfill the provisions hereof.

3.	ADJUSTMENT AND NOTICE OF CERTAIN EVENTS

3.1.	The number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time or upon exercise, as follows:

3.1.1.	Bonus Shares. In the event that during the Warrant Period the Company shall declare or distribute a non-cash dividend or shares pursuant to a reclassification of its share capital, to all of the holders of shares of the Company (i.e., bonus shares), then this Warrant shall represent the right to acquire, in addition to the number of Warrant Shares indicated in the caption of this Warrant, the amount of such bonus shares that are distributed to persons holding the class of share capital for which the Warrant is exercisable and/or to receive the stock dividends which are distributed to persons holding the class of share capital for which the Warrant is exercisable, without payment of any additional consideration therefor, to which the Holder would have been entitled had this Warrant been exercised prior to the distribution of the stock dividends or the bonus shares.

3.1.2.	Consolidation and Division. In the event that during the Warrant Period the Company consolidates its share capital into shares of greater par value, or subdivides them into shares of lesser par value, then the number of Warrant Shares to be allotted upon exercise of this Warrant after such consolidation or subdivision shall be reduced or increased accordingly, as the case may be, and in each case the Exercise Price shall be adjusted appropriately such that the aggregate consideration hereunder to the Company shall not change.

3.1.3.	Capital Reorganization. In the event that during the Warrant Period a reorganization of the share capital of the Company is effected (other than subdivision, combination or reclassification provided for elsewhere in this Section 3), then, as part of such reorganization, provision shall be made so that the Holder shall be entitled to purchase upon exercise of this Warrant such kind and number of shares or other securities of the Company to which the Holder would have been entitled had this Warrant been exercised without taking into effect such reorganization.

3.1.4.	In case any event shall occur as to which the preceding subsections 3.1.1 – 3.1.3 are not strictly applicable but as to which the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles hereof then, in each such case, the Board of Directors of the Company shall, in good faith and in accordance with the principals set forth in sections 3.1.1 – 3.1.3 above, determine what adjustments are necessary to preserve the purchase rights of the Holder represented by this Warrant.

3.2.	Whenever an adjustment is effected hereunder, the Company shall promptly compute such adjustment and deliver to the Holder a certificate setting forth the number of Warrant Shares (or any other securities) for which this Warrant is exercisable and the Exercise Price as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof and when such adjustment has or will become effective.

3.3.	In case at any time prior to the Termination Date, there shall be an M&A Event or an IPO with, or any exchange of the Company’s securities with the securities of, another corporation, the Company shall give at least a 14-days’ advance written notice, by hand delivery, fax, or registered mail, postage prepaid, addressed to the Holder at the last address provided to the Company by such Holder in writing, of the expected date on which such M&A Event, IPO, or exchange shall take place, as the case may be in order to provide the holder with the opportunity to exercise this Warrant prior to such event. Such notice shall also specify in general the terms of such proposed transaction.

4.	RIGHTS OF THE HOLDER

Without limiting the foregoing or any remedies available to the Holder, the Holder may be entitled to specific performance of the obligations hereunder, and injunctive relief against actual or threatened violations of the obligations of any person subject to this Warrant.

Subject to Section 3 above, this Warrant shall not entitle the Holder, by virtue hereof, to any voting rights or other rights as a shareholder of the Company with regards to Warrant Shares for which no exercise of this Warrant has occurred, except for the rights expressly set forth herein or in the Articles.

The Holder acknowledges that the Warrant Shares upon exercise thereof shall be subject to such certain rights, privileges, restrictions and limitations as set forth in this Warrant, and the organizational documents of the Company (or any other agreement with respect thereto), as may be amended from time to time, and that, as a result, inter alia, of such limitations, it may be difficult or impossible for the Holder to realize his investment and/or to sell or otherwise transfer the Warrant Shares. The Holder further acknowledges that the Company’s shares are not publicly traded.

5.	REPRESENTATIONS OF THE COMPANY

The Company represents and warrants to the Holder as follows: (i) this Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms; (ii) the Ordinary Shares underlying the exercise of the Warrant Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and not subject to any preemptive rights, anti-dilution rights or any other third party rights (except any rights thereto afforded by the Holder and such rights and restrictions set forth in the organizational documents of the Company); and (iii) the execution and delivery of this Warrant is not, and the issuance of the Warrant Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Company’s organizational documents, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration with or the taking of any action in respect of or by, any government authority or agency or other person, other than those consents or approvals that shall have been previously obtained.

6.	TERMINATION

Notwithstanding anything to the contrary, this Warrant and all the rights conferred hereby shall terminate and expire at the aforementioned time on the last day of the Warrant Period, unless the Warrant was previously exercised in accordance with its terms.

7.	MISCELLANEOUS

7.1.	Entire Agreement; Amendment. This Warrant and the Loan Agreement, set forth the entire understanding of the parties with respect to the subject matter hereof and supersede all existing agreements among them concerning such subject matter. All article and section headings herein are inserted for convenience only and shall not modify or affect the construction or interpretation of any provision of this Warrant. No modification or amendment of this Warrant will be valid unless executed in writing by the Company and the Holder.

7.2.	Waiver. No failure or delay on the part of any of the parties in exercising any right, power or privilege hereunder and/or under any applicable laws or the exercise of such right or power in a manner inconsistent with the provisions of this Warrant or applicable law shall operate as a waiver thereof. Any waiver must be evidenced in writing signed by the party against whom the waiver is sought to be enforced.

7.3.	Successors and Assigns; Assignment. Except as otherwise expressly limited herein, this Warrant shall inure to the benefit of, be binding upon, and be enforceable by the Holder and its respective successors, and administrators and is otherwise non-transferable by the Holder without the prior consent of the Company. Other than as disclosed by the Holder in the Agreement, the Holder represents and warrants to the Company that, unless otherwise disclosed in the Loan Agreement, this Warrant and the Warrant Shares, if and when purchased by the Holder, are for the Holder’s own account and for investment purposes only and not with a view for resale or transfer and that all the rights pertaining to the Warrant or the Warrant Shares, by law or equity, shall be purchased and possessed by the Holder for the Holder exclusively.

7.4.	Governing Law. This Warrant shall be exclusively governed and construed in accordance with the laws of the State of Israel, without regard to conflicts of laws provisions thereof, and the competent courts of Tel Aviv, Israel shall have sole and exclusive jurisdiction over any and all matters related to this Warrant, its execution, performance and delivery.

7.5.	Notices. Any notice required or permitted to be given to a party pursuant to the provisions of this Warrant will be in writing and will be effective and deemed delivered to such party on the earliest of the following: (a) all notices and other communications delivered in person or by courier service shall be deemed to have been, delivered as of actual delivery thereof; (b) those given by facsimile transmission or by e-mail in portable document format (.pdf) shall be deemed delivered on the following business day after transmission, with confirmed transmission thereof; and/or (c) all notices and other communications sent by registered mail (or air mail if the posting is international) shall be deemed given three (3) days after posting.

7.6.	Severability. If any provision of this Warrant is held to be unenforceable, this Warrant shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects this Warrant shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by applicable law.

7.7.	Counterparts. This Warrant may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Signatures of a party delivered via facsimile or by e-mail in portable document format (.pdf) shall be binding as evidence of such party’s agreement hereto and acceptance hereof.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties have signed this Warrant as of the date hereof.

MACROCURE LTD.

By: /s/ Nissim Mashiach

Title: CEO

AGREED AND ACCEPTED:

/s/ Yitzhak Mirilashvili
Yitzhak (Viatcheslav) Mirilashvili

Schedule 1.2

Exercise Notice

Date:_________________

To: MacroCure Ltd. (the “Company”)

☐	The undersigned, pursuant to the provisions set forth in the Warrant to which this Exercise Notice is attached (the “Warrant”), hereby elects to purchase [____________] Warrant Shares (as such term is defined in the Warrant) pursuant to Section 1.2 of the Warrant, and tenders herewith payment in full [in cash][by wire transfer][by check][by cancellation of indebtedness] for the aggregate Exercise Price for such shares.

☐	In lieu of exercising the Warrant for cash, wire transfer, check or cancellation of debt, the undersigned hereby elects, in connection with an M&A Event or an IPO, to effect the net exercise provision of Section 1.2 of the Warrant, subject to and in accordance with the terms and conditions thereof, and receive [_____________] Warrant Shares.

 [Please check the relevant box above]

Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned, and record same in the Company’s internal share registry, as follows:

Signature:

Address: _______________________________